                                                                   EXHIBIT 99.1
                                                                   ------------

[FEDERAL PAPER BOARD COMPANY, INC. LETTERHEAD]


FOR: FEDERAL PAPER BOARD COMPANY, INC.


                       CONTACT:  Quentin J. Kennedy
                                 Executive Vice President
                                 Federal Paper Board Company, Inc.
                                 (201) 391-1776

FOR IMMEDIATE RELEASE:
Wednesday, January 24, 1996


MONTVALE, NEW JERSEY (January 24, 1996) -- Federal Paper Board Company, Inc. (NYSE:FBO) today announced record earnings for 1995 of $211.4 million or $4.34 per fully diluted common share before a non-recurring after-tax charge of $69.1 million or $1.42 per fully diluted common share associated with the restructuring of the Imperial Bondware cup operations. Record sales for 1995 of $1,913.1 million were up 21.9 percent compared to $1,569.6 million last year. Net income for 1995 was $142.3 million or $2.92 per fully diluted common share compared to $72.0 million or $1.52 per fully diluted common share last year. Included in this year's results is a non-recurring pre-tax charge of $82.1 million which includes a write-off of goodwill which is not deductible for tax purposes. Net income for 1994 included favorable adjustments of $8.9 million or $0.21 per fully diluted common share associated with the settlement of prior year tax audits and the cumulative recalculation of the deferred tax liability reflecting a change in the effective state tax rate.

        Record sales for the sixteen weeks ended December 30, 1995, were $556.1 million compared to $528.3 million for the same period last year. Net loss for the fourth quarter of 1995 was $17.9 million or $.38 per fully diluted common share compared to net income of $48.1 million or $1.02 per fully diluted common share for the fourth quarter of 1994. Fourth quarter earnings for 1995 include a non-recurring (pre-tax charge of $78.1 million) after-tax charge of $66.8 million or $1.42 per fully diluted common share related to the restructuring of the Imperial Bondware cup operations. Fourth quarter earnings before a non-recurring charge were $48.9 million or $1.04 per fully diluted common share.

                                    - More -

FEDERAL PAPER BOARD COMPANY, INC.
Page 2

        John R. Kennedy, President, stated "We are generally pleased with the Company's overall performance in 1995, but were disappointed with the fourth quarter operating results. Our primary businesses, market pulp and bleached paperboard, performed very well in the first three quarters of 1995 benefiting from strong demand and improved selling prices, but began to deteriorate during the fourth quarter of this year."

        Mr. Kennedy further stated, "The Department of Justice has decided not to proceed further with its review of the proposed merger between Federal Paper Board and International Paper. We expect the merger between the two companies to be completed in the first quarter of 1996. The merger will enhance shareholder value while continuing to provide an exceptionally high quality of products and service to our customers."

        Federal Paper Board Company, Inc. manufactures and sells solid bleached paperboard, bleached market pulp, recycled paperboard, paper cups, folding cartons, lumber and uncoated free-sheet paper. The Company operates two bleached kraft paperboard and pulp mills, a recycled paperboard mill, four sheeting and distribution centers, an extrusion coating plant, three cup plants, four folding carton plants and five wood products mills in the United States along with an uncoated free-sheet paper mill and a sheeting and distribution center in the United Kingdom. Federal employs approximately 6,500 people.

                                      ###

                               (Tables Attached)

                       FEDERAL PAPER BOARD COMPANY, INC.
                              PRELIMINARY RESULTS
                          INDUSTRY SEGMENT INFORMATION
                                  (Unaudited)


                                                 For the                        For the
(In millions)                              Sixteen Weeks Ended           Fifty-Two Weeks Ended
-------------                             ---------------------          ---------------------

                                          Dec. 30,     Dec. 31,          Dec. 30,     Dec. 31,
                                            1995         1994              1995         1994
                                          --------     --------          --------     --------
NET SALES:

Paper, Paperboard and Pulp                 $397.3       $373.5           $1,417.5     $1,071.0
Wood Products                                67.8         83.6              244.5        267.9
Converting Operations                       122.2        108.5              374.8        346.1
Intersegment Eliminations                   (31.2)       (37.3)            (123.7)      (115.4)
                                           ------       ------           --------     --------
Total                                      $556.1       $528.3           $1,913.1     $1,569.6
                                           ======       ======           ========     ========


INCOME (LOSS) BEFORE TAXES:

Paper, Paperboard and Pulp                 $109.2       $ 87.2           $  425.9     $  157.3
Wood Products                                 1.1         16.6               21.4         69.9
Converting Operations(A)                    (77.6)        (0.7)             (75.4)         7.2
Intersegment Eliminations                     2.4         (1.1)              (4.5)        (0.8)
General Corporate Expense-Net               (10.6)        (5.8)             (30.0)       (44.4)
Interest Expense                            (26.4)       (29.2)             (89.8)       (88.3)
                                           ------       ------           --------     --------
Total                                      $ (1.9)      $ 67.0           $  247.6     $  100.9
                                           ======       ======           ========     ========

----------
(A) Converting Operations includes a non-recurring charge of $78.1 million and $82.1 million in the fourth quarter and year-to-date periods of 1995, respectively, associated with the previously announced restructuring of the Company's Imperial Bondware cup operations.

                       FEDERAL PAPER BOARD COMPANY, INC.
                              PRELIMINARY RESULTS
                        CONSOLIDATED STATEMENT OF INCOME
                                  (Unaudited)

                                                       For the                                For the
(In millions except per share amounts)          Sixteen Weeks Ended                   Fifty-Two Weeks Ended
--------------------------------------       -------------------------             ---------------------------
                                             Dec. 30,          Dec. 31,            Dec. 30,           Dec. 31,
                                               1995              1994                1995               1994
                                             --------          -------             --------           --------
NET SALES                                     $556.1            $528.3             $1,913.1           $1,569.6
Costs and Expenses:
  Cost of Products Sold                        374.2             364.3              1,253.4            1,143.4
  Depreciation, Amortization &
    Cost of Timber Harvested                    47.0              46.2                153.3              146.4
  Selling and Administrative Expenses           33.4              26.9                 96.9               74.2
  Interest Expense                              26.4              29.2                 89.8               88.3
  Other-Net (A)                                 77.0              (5.3)                72.1               16.4
                                              ------            ------             --------           --------
Total Costs and Expenses                       558.0             461.3              1,665.5            1,468.7
                                              ------            ------             --------           --------
Income (Loss) before Taxes                      (1.9)             67.0                247.6              100.9
Provision for Income Taxes (B)                  16.0              18.9                105.3               28.9
                                              ------            ------             --------           --------
Net Income (Loss)                             $(17.9)           $ 48.1             $  142.3           $   72.0
                                              ======            ======             ========           ========

AVERAGE COMMON SHARES OUTSTANDING:
  Assuming No Dilution                          47.2              42.5                 44.9               42.3
  Assuming Full Dilution (C)                    47.2              47.4                 48.7               43.2

INCOME PER COMMON SHARE:
  Assuming No Dilution                        ($0.38)            $1.09                $3.11              $1.55
  Assuming Full Dilution (C)                  ($0.38)            $1.02                $2.92              $1.52

(A) Other-net for the fourth quarter and year-to-date periods of 1995 includes non-recurring charges of $78.1 million and $82.1 million, respectively, related to the restructuring of the Imperial Bondware cup operations. The year-to-date period of 1995 also includes a gain of $9.5 million on the sale of certain assets.
(B) The increase in the 1995 tax provision was triggered by the write-off of goodwill associated with the restructuring of the Imperial Bondware cup operations which is not deductible for tax purposes. Fiscal year 1994 includes favorable adjustments of $2.9 million due to the settlement of prior year tax audits and $6.0 million due to the cumulative recalculation of deferred taxes reflecting a change in the Company's state effective tax rate.
(C) Earnings per common share assuming full dilution is based on the weighted average number of common shares outstanding including the dilutive effects of stock options outstanding and the conversion of the Company's preferred stock.
